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                                                                   EXHIBIT 10.62

                         CALYPTE BIOMEDICAL CORPORATION
                             1265 Harbor Bay Parkway
                                Alameda, CA 94502


                        Effective as of October 18, 1999

VIA FEDEX
Nancy E. Katz
4307 Quail Run Place
Danville, CA 94506

         Re:      YOUR EMPLOYMENT WITH CALYPTE BIOMEDICAL CORPORATION

Dear Nancy,

         As we have discussed, upon your signature at the end of this letter, this letter will set forth the binding agreement (the "AGREEMENT"), effective as of October 18, 1999, (the "EFFECTIVE DATE"), between you and Calypte Biomedical Corporation, a Delaware corporation ("CALYPTE"), with respect to your employment by Calypte. Calypte hereby employs you, and you hereby accept employment with Calypte, on the following terms:

         1.       POSITION, COMPENSATION, BENEFITS; EQUITY.

                  (a) COMMENCEMENT; POSITION. Your employment with Calypte under this Agreement, and your salary and benefits, will commence as of October 18, 1999 (the "START DATE"), subject to the provisions of Paragraph 2(b)(ii) hereof. During the term hereof, and subject to the next sentence hereof, commencing as of October 18, 1999, you will serve as President and Chief Operating Officer of Calypte, and will serve as Chief Financial Officer of Calypte until your replacement for the position of Chief Financial Officer has been elected. You will report to the Board of Directors (the "BOARD") of Calypte, and while so serving will report directly to Calypte's Chairman and/or Chief Executive Officer so long as either of such positions is filled, and will perform such additional duties and will exercise such responsibilities on behalf of Calypte as from time to time will be assigned to you by the Board and that are customary for such respective positions. You will be eligible to be elected as Chief Executive Officer of the Company at such time as, in the good faith judgment of the Board, such election would be appropriate. The Board will elect you as a Director at its next scheduled meeting, currently set for October 19, 1999. During your service hereunder, you will at all times provide your full working time and best efforts to the performance of your obligations and duties hereunder.

                  (b) BASE COMPENSATION; BONUS. During the term of your employment hereunder, you will be paid an annual salary at the rate of Two Hundred Twenty Thousand Dollars ($220,000.00) per year, payable in monthly amounts of Eighteen Thousand Three Hundred Thirty-Three Dollars ($18,333.33), prorated for partial months, payable in accordance with Calypte's normal pay periods and practices. During the term hereof, you will be eligible for such salary increases, bonus and other incentive payments as the Board may from time to time determine.

                  (c) OTHER BENEFITS; PAYMENT OF EXPENSES. In addition to the compensation and other benefits referred to herein, you will participate in such other benefits as are generally made available from time to time by Calypte to its executive officers, provided that (i) Calypte


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Nancy E. Katz
September 21, 1999
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may increase, decrease or otherwise change its employee benefits at it discretion, at any time, with or without notice or cause, and (ii) nothing herein will obligate Calypte to continue any of such benefits for you if discontinued for other executive officers. You will also be entitled to reimbursement from Calypte for all commercially reasonable out-of-pocket expenses incurred by you in connection with Calypte's business for which you submit invoices and other documentation as reasonably requested by Calypte under its policies for reimbursement as in effect from time to time. You will be entitled to vacation in accordance with Calypte's policies therefor as in effect from time to time, provided that you will use your best efforts to schedule your vacation to avoid conflict with your duties hereunder. You will be included under Calypte's directors' and officers' insurance coverage at a level substantially similar to that provided to other directors and senior executives of Calypte. Calypte will reimburse reasonable attorneys' fees up to a maximum of Thirty-Five Hundred Dollars ($3,500.00) which are incurred by you in connection with the negotiation and execution of this Agreement.

                  (d) STOCK OPTION. Within fifteen (15) days after the Start Date, Calypte will, by action of its Board, grant to you an incentive stock option (the "OPTION"), under Calypte's then current Equity Incentive Plan (the "PLAN"), for a total of four hundred fifty thousand (450,000) shares of Common Stock of Calypte, subject to the following:

                            (i)    EXERCISEABILITY; REPURCHASE RIGHT. The Option
will be immediately vested and exerciseable as to one hundred fifty thousand (150,000) shares, and will become vested and exerciseable, at each of the first and second anniversaries of the Start Date, for an additional one hundred fifty thousand (150,000) shares, provided you are, at such anniversary, then still employed by or serving as a consultant to Calypte. The Option otherwise will be granted under such customary documentation as to form of grant and exercise as is used for other incentive stock options granted under the Plan, provided that such grant documentation will contain a provision that if a Sale of Assets or Change of Control, as hereinafter defined, occurs prior to October 18, 2001 (which is the second anniversary of the Start Date), and provided your employment with Calypte has not been terminated for cause within the ninety (90) days preceding the date of the relevant event, then the Option will automatically become vested and exerciseable as to all shares for which it is not then otherwise vested and exerciseable, as of the date of the Sale of Assets or Change of Control. For purposes of this Agreement, a "SALE OF ASSETS OR CHANGE OF CONTROL" means (a) the closing of a sale by Calypte of all or substantially all of its assets, in one or a series of related transactions (a sale of assets), or (b) the date upon which those persons who, immediately prior to such date, held fifty percent (50%) or more of the outstanding voting securities of Calypte, immediately after such date hold less than fifty percent (50%) of the outstanding voting securities of Calypte (a change of control), provided that such event is the result of a sale or other transfer, including a merger or other reorganization involving Calypte, of equity securities from one or more parties to one or more other parties, and provided that this provision will not apply in the event of the issuance by Calypte of its equity securities in an equity financing, whether as a private placement or in any public offering by Calypte of its securities.

                            (ii)   EXERCISE PRICE; PAYMENT. The Option will have
an exercise price equal to the fair market value per share of the Common Stock as determined in good faith by the Board as of the date of grant. The grant will provide that you may pay for such shares upon


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Nancy E. Katz
September 21, 1999
Page 3


exercise by cash, cancellation of indebtedness of Calypte to you, and/or a full recourse promissory note to Calypte secured by adequate collateral, which may consist of the shares so purchased.

         2.       TERM OF EMPLOYMENT; TERMINATION.

                  (a) TERM. Notwithstanding that your employment hereunder will start October 18, 1999, this Agreement will be effective as of the date set forth above (the "EFFECTIVE DATE") and will continue until terminated in the manner provided in Paragraph 2(b) hereof.

                  (b) TERMINATION; POST-TERMINATION MATTERS.

                            (i)    CERTAIN DEFINITIONS.  As used in this
Agreement:

                                   (A) A "VOLUNTARY TERMINATION" means any
termination by you voluntarily of your employment hereunder.

                                   (B) "CAUSE" means your willful failure to
follow lawful and commercially reasonable directives of the Board after written notice to you describing such failure in reasonable detail and providing you with a reasonable opportunity to cure such failure, and/or intentional damage to the tangible or intangible property of Calypte, and/or conviction of a crime involving moral turpitude, and/or the performance of any dishonest or fraudulent act which is or would be, in each case as determined in good faith by the Board, materially detrimental to the interest of Calypte and its other stockholders.

                                   (C) "DISABILITY" means your inability, by
reason of physical or mental infirmity, or both, to perform the essential functions of your position hereunder with or without accommodation, as determined in each case in good faith by the Board after reasonable consultation with your attending doctor(s) and, if possible, with you.

                                   (D) A termination "WITHOUT CAUSE" means a
termination at the will of Calypte other than for "cause" as defined in Paragraph 2(b)(i)(B) hereof.

                            (ii)   TERMINATION IF YOU DO NOT TIMELY COMMENCE
EMPLOYMENT; The offer of employment by Calypte to you made by this Agreement, and this Agreement, automatically will terminate as of 9:00 a.m. California time on October 18, 1999, or such later date and/or time as you and Calypte may agree in a mutually-signed writing, which will be an amendment hereto, if you have not commenced full-time employment with Calypte hereunder by October 18, 1999 or such later-agreed date.

                            (iii)  "AT WILL" EMPLOYMENT AND TERMINATION AFTER
YOU COMMENCE EMPLOYMENT. Once you commence your employment with Calypte on the Start Date, your employment by Calypte hereunder will be "at will" and either you or Calypte may terminate your employment at any time, for any reason, or no reason, and with or without cause, as defined herein. This Agreement will terminate and, except as expressly provided otherwise herein or as otherwise required by law, Calypte will be relieved of its obligations hereunder, upon the termination your employment under this Agreement by reason of (A) your death, or
(B) your


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Nancy E. Katz
September 21, 1999
Page 4


disability, or (C) your voluntary termination of employment, or (D) your termination by Calypte with cause, as defined herein, or (5) your termination by Calypte without cause, as defined herein.

                            (iv)   TERMINATION BY CALYPTE FOR YOUR DISABILITY.
Calypte may terminate your employment for disability by written notice to you, specifying therein the date of such termination, if your disability continues either continuously or periodically during a period of three (3) consecutive months following the date of initial determination of your disability by the Board acting in good faith.

                            (v)    VOLUNTARY TERMINATION BY YOU. You may
terminate your employment with Calypte upon at least thirty (30) days prior written notice to Calypte, to the attention of the Chairman of the Board. Any failure by you to provide such timely notice will result in an automatic forfeiture, for the year in which the termination occurs, of any bonus which you otherwise had accrued as at the date of your voluntary termination.

                            (vi)   TERMINATION BY CALYPTE FOR CAUSE. Calypte may
terminate your employment hereunder at any time for cause. Calypte will give you written notice of any termination for cause, specifying therein in reasonable detail the basis for such termination for cause and specifying the effective date of such termination.

                            (vii)  TERMINATION BY CALYPTE WITHOUT CAUSE. Calypte
may terminate your employment at any time without cause, with written notice to you specifying therein that such termination is without cause and specifying the effective date of such termination. The effective date of termination will be no less than thirty (30) days from the date of such notice. Any such termination without cause will be within the sole discretion of Calypte, which if exercised by Calypte will be unlimited and will not be subject to any test of reasonableness by any court of law or by you.

                            (viii) "CONSTRUCTIVE TERMINATION EVENT" will be
deemed to have occurred at Calypte's close of business on the fourteenth (14th) day after, and including, the first day, that any of the following actions is taken by Calypte and such action is not reversed in full by Calypte within such fourteen-day period unless prior to the expiration of such fourteen-day period you have otherwise agreed to the specific relevant event in writing: (1) your aggregate benefits (excluding your salary compensation and any already-set bonus plan amounts, which may only be increased, decreased or otherwise changed by mutual written agreement of Calypte and you as an amendment hereto or to the relevant bonus plan, if applicable) are materially reduced below those in effect immediately prior to the effective date of such Constructive Termination Event, and such reduction is not applied as part of an overall reduction in benefits in which you are treated proportionally to other executive officers of Calypte given your position, length of service, income and other relevant factors customary within the medical diagnostics industry at the date of such reduction, and/or (2) your duties and/or authority are materially decreased from those normal for the positions of President and Chief Operating Officer of a publicly-held company in the medical diagnostics business (you acknowledge and agree that Calypte is currently seeking a full-time Chief Financial Officer, and that you are serving in that position until your successor has been appointed), and/or (3) your title is changed to a title other than


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Nancy E. Katz
September 21, 1999
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President and Chief Operating Officer that, under normal practice within the medical diagnostics industry at the date of such reduction, would be considered to be a lower-level title than your prior title.

                  (c)       POST-TERMINATION MATTERS:

                            (i)    AUTOMATIC RESIGNATION FROM OFFICE. By your
signature on this Agreement, this Agreement will serve automatically, without the need for any further signatures, as your resignation, effective as of the date of your actual termination of employment hereunder, for whatever reason, and whether by you or by Calypte, from any and all officer positions you may hold with Calypte at the date of such termination, including without limitation those of a member of the Board.

                            (ii)   RETURN OF MATERIALS. Upon any termination
hereof, you will promptly return to Calypte all copies and originals of documents and other tangible impressions, in any medium, containing confidential or proprietary information of Calypte, in your possession or under your control.

                            (iii)  ACCRUED SALARY AND BONUS. After such
termination other than without cause, Calypte will only be obliged to pay to you, and will pay when due, such amounts of salary, and any bonus accrued through, and payable at, the date of such termination or, as to bonus amounts, at such other times as you and Calypte may have otherwise agreed in writing.

                            (iv)   EXPENSES. Calypte will pay all expenses
required to be reimbursed hereunder to you within thirty (30) days after its receipt from you of all appropriate documentation therefor in accordance with then-effective policies of Calypte.

                            (v)    POST-TERMINATION PAYMENTS IF YOU ARE
TERMINATED WITHOUT CAUSE OR IF A CONSTRUCTIVE TERMINATION EVENT IS DEEMED TO HAVE OCCURRED. If your employment hereunder is terminated by Calypte without cause at any time, or if a Constructive Termination Event is deemed to have occurred pursuant to Section 2(b)(viii) herein, then, in addition to any other accrued amounts you may be due hereunder at the time of such termination, Calypte will pay you, over the twelve (12) month period commencing with the date of such termination, as severance, and with the first such payment being paid on the first monthly anniversary of such termination date, an amount equal, as to each such twelve payments, to your monthly base salary with Calypte as in effect immediately prior to the date of such termination.

                            (vi)   NONSOLICITATION. During the twelve (12) month
period following your termination other than for death, you will not directly or indirectly, on behalf of yourself or on behalf of anyone else:

                                   (A) CUSTOMER AND COLLABORATORS. Call upon
any of the customers or collaborators of Calypte (or potential customers or collaborators or clients of Calypte whose business you solicited on behalf of Calypte or about whose needs you gained information during your employment relationship hereunder with Calypte) who are such at the time of your termination of employment hereunder, for the purpose of (1) soliciting or providing any product or service within the field of business in which Calypte is operating at the time of such termination (the


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Nancy E. Katz
September 21, 1999
Page 6


"BUSINESS FIELD"), which Business Field will be deemed to be the diagnosis of HIV and other sexually transmitted diseases (STD's), unless the Board in good faith communicates to you otherwise as to the Business Field in writing, signed by its then-Chairman, or by any Board member if you are the Chairman at the date of such termination, given to you at the time of such termination or within two
(2) days after such termination, or (2) providing customers to any person or entity conducting a business in the Business Field (a "COMPETITIVE BUSINESS"); the determination of whether another-business is a Competitive Business will be made in good faith by the Board, and communicated to you in writing, signed by its then-Chairman, or by any two outside Board members if you are the Chairman at the date of such termination, given to you at the time of such termination or within two (2) days after such termination;

                                   (B) EMPLOYEES, CONSULTANTS, ETC. Call upon
any of the other employees, consultants or representatives of Calypte who are such at the time of your termination of employment hereunder, for the purpose of soliciting or inducing such employees, consultants or representatives to discontinue their relationship with Calypte or to establish a relationship with you or with any Competitive Business;

                                   (C) NO SOLICITATION. Solicit, divert or take
away or attempt to solicit, divert or take away any of the customers, collaborators, clients, or other business connections of Calypte or other employees or representatives maintaining a relationship with Calypte who are such or who are in the process of potentially becoming such at the time of your termination of employment hereunder.

         If you so request, Calypte will advise you upon your termination as to the identity of any customers, collaborators, clients, or other business connections of Calypte or other employees or representatives maintaining a relationship with Calypte as existing at that time, which information will be considered to be confidential and proprietary information of Calypte. You covenant and agree with Calypte that, if you violate any of your covenants or agreements under this Paragraph 2(c)(vi), Calypte will be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits that you directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy will be in addition to and not in limitation of any injunctive relief or other rights or remedies that Calypte is or may be entitled at law or in equity or under this Agreement. You have carefully read and considered the provisions of this Paragraph 2(c)(vi) and agree that the restrictions set forth in this Paragraph 2(c)(vi) are fair and reasonable and are reasonably required for the protection of the interests of Calypte, its officers, Directors and its other employees. In the event that, notwithstanding the foregoing, any part of the covenants set forth in this Paragraph 2(c)(vi) are held by a court of competent jurisdiction to be invalid or unenforceable, the remaining parts thereof will nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Paragraph 2(c)(vi) is held by a court of competent jurisdiction to exceed the restrictions which such court deems reasonable and enforceable, such restrictions will be deemed to become and thereafter be the maximum restrictions that such court deems reasonable and enforceable.

         3. CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENTS; NO USE OF CERTAIN RIGHTS OR PROPERTY. You will execute and deliver such customary confidentiality and invention


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Nancy E. Katz
September 21, 1999
Page 7


assignment agreements during the term hereof as Calypte requests of its employees. You represent and warrant to Calypte that you are not bringing with you, and covenant with Calypte that you will not use in the course of your employment with Calypte, any proprietary rights or intellectual property rights to which you do not lawfully possess.

         4. BOARD OF DIRECTORS. For so long as you are serving as an employee of Calypte hereunder in the role of President or Chief Executive Officer, or both, Calypte will place your name in nomination for election as a Director of Calypte if you so notify the Chairman of the Board in writing of your desire to serve as such, reasonably prior to the date of any election of Directors of Calypte, of which date Calypte will give you reasonable advance notice.

         5. DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association.

         6.       MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement will be subject to and governed by the laws of the State of California, without regard to its conflict of laws provisions.

                  (b) NO WAIVER; AMENDMENT. Failure to insist upon strict compliance with any provision hereof will not be deemed a waiver of such provision or any other provision hereof. This Agreement may not be modified except by a written agreement executed by the parties hereto.

                  (c) SEVERABILITY; CONTEXT. The provision of this Agreement will be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof will not affect the validity and enforceability of the other provisions hereof. Whenever required by the context, the singular number will include the plural and the masculine or neuter gender will include all genders.

                  (d) SURVIVAL. Provisions herein which by their terms so provide will survive any termination of this Agreement or termination of your employment by Calypte.

                  (e) EQUITABLE RELIEF. In the event of a breach or threatened breach by you or Calypte of the provisions of this Agreement, you and Calypte will, in addition to any other rights and remedies available to you and Calypte, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the other party from committing any present violation or future violation of this Agreement.

                  (f) NO ASSIGNMENT; BINDING NATURE. You may not assign your rights or obligations hereunder and any attempted assignment will be null and void. This Agreement will be binding upon and inure to the benefit of the successors and assigns of Calypte and upon your heirs, administrators and executors.

                  (g) NOTICES. Unless otherwise herein provided, notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be

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Nancy E. Katz
September 21, 1999
Page 8


effective and deemed given under this Agreement on the earliest of: (i) the date of personal delivery; (ii) the date of delivery with confirmed answerback by facsimile; or (iii) the next business day after deposit with a nationally-recognized courier or overnight service, including FedEx or Express Mail, for United States deliveries or three (3) business days after such deposit for deliveries outside of the United States. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth at the beginning of this Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service, including Express Mail. Notices by you to Calypte will be marked to the attention of the Chairman of the Board, if such position then is filled by someone other than you, and if you are then the Chairman, then you will send such notices to all other Directors.

                  (h) COUNTERPARTS. This Agreement may be executed in counterparts transmitted via electronic facsimile, each of which will be an original and both of which together will constitute one instrument.

                  Nancy, we look forward with pleasure to working with you for the success of Calypte.
                                   Sincerely,

                                   /s/ WILLIAM BOEGER
                                   --------------------------------------
                                   William Boeger, President and
                                   Chief Executive Officer


ACCEPTED AND AGREED:

/s/ NANCY E. KATZ
----------------------------------
     NANCY E. KATZ